Exhibit 10.11.2

SSA-GLICNY/UFLIC

THIRD AMENDMENT TO COINSURANCE AGREEMENT

New York

Credit for Reinsurance

THIS THIRD AMENDMENT TO COINSURANCE AGREEMENT (this “Amendment”) dated as of December 4, 2009, is made by and between Genworth Life Insurance Company of New York, an insurance company organized under the laws of the State of New York (hereinafter, “Company”), and Union Fidelity Life Insurance Company, an insurance company organized under the laws of the state of Illinois (hereinafter, “Reinsurer”).

RECITALS

WHEREAS, Company and Reinsurer entered into a Coinsurance Agreement with respect to Company’s structured settlement annuity business dated as of April 15, 2004 (the “Agreement”); and

WHEREAS, Company and Reinsurer entered into a First Amendment to Coinsurance Agreement dated as of March 28, 2005; and

WHEREAS, Company and Reinsurer entered into a Second Amendment to Coinsurance Agreement dated as of December 17, 2008; and

WHEREAS, Reinsurer intends to become unauthorized or otherwise unaccredited as an insurer or reinsurer in New York such that the Company will not otherwise be entitled to obtain credit for reinsurance in such state for the reinsurance provided under the Coinsurance Agreement; and

WHEREAS, Company and Reinsurer desire to make certain further amendments to the Agreement to assure that Company will be able to obtain credit for reinsurance in New York State for the reinsurance provided under the Coinsurance Agreement

NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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AGREEMENTS

1. Definitions. Capitalized terms used herein without definitions shall have the meanings given to them in the Agreement, as amended hereby.

2. Effective Date of Amendment. The parties agree that this Amendment shall he effective as of December 4, 2009 (the “Effective Date”) as to all rights and obligations of the parties accruing under the Agreement.

3. The last sentence of Article X, CREDIT FOR REINSURANCE, is hereby deleted and replaced with the following:

In addition, in such event, the Reinsurer agrees to amend this Agreement and the 2004 Trust Agreement, as defined in Article XI, to the extent required under Applicable Law in order to provide the Company with such full statutory financial statement credit.

4. Article XI, REINSURANCE SECURITY, is hereby deleted and replaced with the following:

11.1 Trust Agreement.

(a) Pursuant to the provisions of the Coinsurance Agreement, the Company and Reinsurer entered into a trust agreement dated as of April 15, 2004 between Reinsurer, Company and The Bank of New York (the “2004 Trust Agreement”). The 2004 Trust Agreement established a trust account (the “2004 Trust Account”) with The Bank of New York for the sole use and benefit of the Beneficiary, to hold certain assets as security for the payment and performance by Reinsurer of its obligations under the Coinsurance Agreement. In order to assure that the Company receives full statutory financial statement credit for reinsurance provided by Reinsurer in the State of New York, the parties now agree to enter into a new trust agreement, effective as of December 1, 2009, in the form attached as the new Schedule G to the Coinsurance Agreement, which shall replace the prior 2004 Trust Agreement (the “Trust Agreement”) and to establish a trust account (the “Trust Account”) for the benefit of the Company with a bank (the “Trustee”) acceptable to the Company and to the Superintendent of Insurance of the State of New York.

(b) In order for the Company to receive full statutory financial statement credit for reinsurance in the state of New York the Reinsurer agrees to deposit in the Trust Account, assets to be held in trust by the Trustee for the benefit of the Company and maintain such assets in accordance with the provision of this Amendment. The initial deposit to the Trust Account shall be made after execution of the Trust Agreement, but in no event later than December 31, 2009, and shall consist of the assets set forth in Exhibit A to the Trust Agreement in an amount not less than the Required Reserves, as defined herein.

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(c) The assets so deposited shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender) and securities of the types specified in paragraphs (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law; provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Company or the Reinsurer (“Eligible Securities”).

(d) The Reinsurer, prior to depositing assets with the Trustee, shall execute all assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the Trustee upon direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

(e) All settlements of account under the Trust Agreement between the Company and the Reinsurer shall be made in cash or its equivalent.

(f) The Reinsurer and the Company agree that the assets in the Trust Account, established pursuant to the provisions of the Coinsurance Agreement, may be withdrawn by the Company at any time, notwithstanding any other provisions in the Coinsurance Agreement, and shall be utilized and applied by the Company or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such company, without diminution because of insolvency on the part of the Company or the Reinsurer, only for the following purposes:

1.	To reimburse the Company for the Reinsurer’s share of premiums returned to the owners of policies reinsured under the Coinsurance Agreement on account of cancellations of such policies;

2.	To reimburse the Company for the Reinsurer’s share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under the Coinsurance Agreement;

3.	To fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company’s liabilities for policies ceded under the Coinsurance Agreement. Such account shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums; and

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4.	To pay any other amounts the Company claims are due under the Coinsurance Agreement.

(g) The Reinsurer shall have the right to seek the Company’s approval to withdraw all or any part of the assets from the Trust Account and transfer such assets to the Reinsurer, provided that:

1.	The Reinsurer shall, at the time of withdrawal, replace the withdrawn assets with other assets of a type permitted hereunder having a market value equal to the market value of the assets withdrawn; and

2.	After such withdrawal and transfer, the market value of the Trust Account will be no less than 102% of the Required Reserves, as defined herein.

In the event that the Reinsurer seeks the Company’s approval hereunder, the Company shall not unreasonably or arbitrarily withhold its approval.

(h) In the event that the Company withdraws assets from the Trust Account for the purposes set forth in Section F. 1.-3., above, in excess of actual amounts required to meet the Reinsurer’s obligations to the Company, or in the case of Section F.4. any amounts that are subsequently determined not to be due, the Company will return such excess to the Reinsurer; plus interest at the average prime rate of interest applicable to the period during which such amounts were held by the Company, on the amounts held pursuant to Section F.3.

(i) The parties shall cause the Trustee to furnish to the Reinsurer and the Company a statement of all Assets in the Trust Account at the end of each calendar month no later than seven (7) business days after month end, which shall include the market value of such Assets as of the end of the calendar month.

(j) The Company and the Reinsurer agree the Company will provide the Reinsurer with Company’s calculations of the amounts as outlined in Schedule B (the “Required Reserves”).

1.	For each calendar quarter that is not the last calendar quarter of the year, the Company shall provide a report of the non-Additional Actuarial Reserves on a quarterly basis consistent with regulations (including but not limited to Regulation 126), interpretations of such regulations and other direction from the State of New York. Such report shall be provided to the Reinsurer no later than fifteen (15) calendar days after the quarter end. Within fifteen (15) calendar days of receipt, the Reinsurer shall advise the Company of any disagreement with the report of Required Reserves.

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2.	For the last calendar quarter of the year, the Company shall provide its’ calculation of the Additional Actuarial Reserves, along with the report of non-Additional Actuarial reserves. The Additional Actuarial Reserves are to be calculated once on an annual basis as of year-end, subject to Paragraph (n) of this Amendment, consistent with the requirements of the State of New York using Actuarial Standards of Practice published by the U.S. Actuarial Standards Board, and consistent with regulations (including but not limited to Regulation 126), interpretation of such regulations, and other direction from the State of New York. Reinsurer shall provide all information to Company required to facilitate Company’s calculation of Additional Actuarial Reserves set forth on Schedule D hereto, no later that January 15th of the next calendar year. The company shall provide such report of the Additional Actuarial Reserves and of non-Additional Actuarial reserves to the Reinsurer no later than February 8th of the next calendar year. Within ten (10) calendar days of receipt, the Reinsurer shall advise the Company of any disagreement with the report of Required Reserves.

3.	Within seven (7) calendar days of receipt of the report of Required Reserves, the Reinsurer shall provide the company with a trust valuation file (the “Trust Valuation File”) containing all of the information set forth in Schedule C hereto. Company shall review the Trust Valuation File and advise the Reinsurer of any disagreement within three (3) calendar days of receipt.

The Company and Reinsurer shall use best efforts to resolve any disagreements with the report of Required Reserves. In the event Company and Reinsurer are unable to resolve such disagreements by the date upon which the Trust Account is to be adjusted in each calendar quarter, the Required Reserves as calculated by the Company shall be applied and the amount of the Trust Account shall be adjusted accordingly.

(k) If the balance in the Trust Account falls below 100% of the Required Reserves as of the end of the quarter, the Reinsurer shall secure delivery to the Trustee of additional cash or Eligible Securities having a current fair market value equal to such difference. Reinsurer shall secure delivery no later than fifteen (15) calendar days from receipt of the report of Required Reserves for Required Reserves related to each calendar quarter that is not the last calendar quarter of the year. Reinsurer shall secure delivery no later than ten (10) calendar days from receipt of the report of Required Reserves for Required Reserves related to the last calendar quarter of the year.

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(l) If the balance in the Trust Account exceeds 102% of the Required Reserves as of the end of the quarter, upon written request by the Reinsurer the Company shall, within fifteen (15) days of receipt of such request, deliver a notice of withdrawal to the Trustee directing the Trustee to withdraw from the Trust Account and deliver to the Reinsurer assets from the Trust Account having a current fair market value equal to such excess amount.

(m) For the purposes of paragraphs (j), (k), and (l), above, if an action is to be taken on a calendar day that falls on a Saturday, the action will be due upon the preceding Friday; if an action is to be taken on a calendar day that falls on a Sunday, the action will be due upon the following Monday.

(n) The following shall apply to any actuarial calculation for the Additional Actuarial Reserves required under New York regulation, this Amendment and the Coinsurance Agreement:

1.	The provision for adverse deviation (PAD) shall be consistent with levels used in the 2008 Actuarial Memorandum for the Reinsurer (New York version), unless changes are required by new experience studies, external forces (economic or industry trends) or by the State of New York. Any changes shall be clearly communicated to the Reinsurer with supporting documentation regarding the change;

2.	The appointed actuary for the Company shall define all base case assumptions and shall share all base case assumptions with the appointed actuary for the Reinsurer, and shall specifically discuss any differences of opinion that remain on the base case assumptions, provided that, in the event that Company and Reinsurer are unable to reconcile base case assumptions, then the base case assumptions defined by the appointed actuary for the Company will be applied in any actuarial calculations; and

3.	The specific criteria used to determine the Additional Actuarial Reserves for asset adequacy shall be consistent with the minimum requirements of the State of New York, as may be amended from time to time.

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(o) The Reinsurer may, at its sole discretion, substitute as security a letter of credit issued for the benefit of the Company that meets the requirements of 11 NYCRR 79 (Regulation 133) (the “Letter of Credit”).

The Reinsurer shall be the applicant for and provide a Letter of Credit to Company, issued by a qualified bank as defined in Regulation 133, specifying the recoverables and/or reserves are covered, and otherwise meeting all of the qualifications and required conditions contained in Regulation 133.

Reinsurer and Company agree that a Letter of Credit provided by the Reinsurer pursuant to the provisions of the Coinsurance Agreement may be drawn upon at any time, notwithstanding any other provisions in the Coinsurance Agreement, and my be utilized by Company or any successor by operation of law of the Company, including without limitation, any liquidator, rehabilitator, receive or conservator of Company, without diminution because of insolvency on the part of the Company or Reinsurer, only for the following purposes:

(i) to reimburse Company for Reinsurer’s share of premiums returned to the owners of policies reinsured under the Coinsurance Agreement on account of cancellation of such policies;

(ii) to reimburse Company for Reinsurer’s share of surrenders and benefits or losses paid by Company under the terms and provisions of the policies reinsured under the Coinsurance Agreement;

(iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded from Company’s liabilities for policies ceded under the Coinsurance Agreement. Such account shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums; and

(iv) to pay any other amounts the Company claims are due under the Coinsurance Agreement.

The Letter of Credit may be used to reduce any liability for reinsurance ceded to Reinsurer, in an amount which is the lesser of:

(i) the amount available under the letter of credit

(ii) the amount of reinsurance recoverables under the Coinsurance Agreement; or

(iii) the amount of reinsurance recoverables permitted in accordance with 11 NYCRR 125.5 (Regulation 20).

(p) The amount of any Letter of Credit issued by the Reinsurer for the benefit of Company shall be included in the calculations stated in Paragraphs (k) and (l) of this Section to reduce the amount of Required Reserves to be held in the Trust Account.

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(q) In the event the Reinsurer becomes authorized in the State of New York such that the Company is eligible to receive reserve credit for the Company’s liabilities for policies ceded under the Coinsurance Agreement in the State of New York or the Company becomes unauthorized in the State of New York, the Parties shall convert the Trust Agreement back to a security trust substantially in the form of the original 2004 Trust Agreement for the benefit of the Company.

In all other respects, the Coinsurance Agreement shall remain unchanged and in full force and effect. This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed as of the dates noted below.

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK (Company)		UNION FIDELITY LIFE INSURANCE COMPANY (Reinsurer)

By:	/s/ Thomas E. Duffy	By:	/s/ Irwin L. Don
Print Name:	Thomas E. Duffy	Print Name:	Irwin L. Don
Title:	Secretary	Title:	Vice President
Date:	12/22/09	Date:	12/28/09

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SCHEDULE G

[NEW TRUST AGREEMENT]

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TRUST AGREEMENT

Dated as of December 1, 2009

among

UNION FIDELITY LIFE INSURANCE COMPANY,

as Grantor

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK,

as Beneficiary

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

EXHIBIT A - List of Assets Deposited in the Trust Account

EXHIBIT B - Specific Categories of Assets for Investments and Substitutions within the Trust Account

TRUST AGREEMENT

TRUST AGREEMENT, dated as of December 1, 2009 (the “Agreement”), shall be between and among Union Fidelity Life Insurance Company, an Illinois corporation (the “Grantor”), Genworth Life Insurance Company of New York, a New York corporation (the “Beneficiary”) and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”). The Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Grantor desires to transfer assets to the Trustee for deposit in a trust account (the “Trust Account”);

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to receive and hold such assets in a safe place in trust in the Trust Account for the sole use and benefit of the Beneficiary; and

WHEREAS, this Agreement shall not be subject to any conditions or qualifications outside of this Trust Agreement, is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Deposit of Assets to the Trust Account.

(a)	The Grantor shall establish the Trust Account and the Trustee shall administer the Trust Account in its name as Trustee for the sole benefit of the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein. The Trustee hereby accepts the Trust Account upon the terms set forth in this Trust Agreement.

(b)	The Grantor shall transfer to the Trustee, for deposit to the Trust Account, cash and Eligible Securities (as hereinafter defined), including the assets listed in Exhibit A hereto (all such assets, together with the proceeds thereof, all investments of such assets and proceeds in other assets, and all substitutions of such assets and proceeds for other assets, are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined). All Assets shall be maintained by the Trustee in the Trust Account separate and distinct from all other assets on the books of the Trustee and in accordance with the terms of this Trust Agreement. In the event of any payment default as to any Asset in the Trust Account or in the event that any Asset is no longer an Eligible Security, the Grantor shall, within five (5) business days after receiving notice from the Trustee, or the Grantor having knowledge of such default or ineligibility, substitute other Assets which meet the requirements of an Eligible Security, and having a current fair market value equal to the impaired Assets.

(c)	The Grantor hereby represents and warrants that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account and all Assets invested and substituted at the direction of the Grantor hereunder (i) will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any Person in accordance with the terms of this Agreement (ii) will consist only of cash and Eligible Securities, and (iii) that the Grantor has at the time of transfer into this Trust Account good and marketable title to the Assets to be so transferred and each Asset shall be at the time of transfer free and clear of all claims, liens, interests and encumbrances (other than those arising under this Trust Agreement).

(d)	Prior to depositing the Assets into the Trust Account, and from time to time thereafter as required, the Grantor shall execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or other Assets requiring assignments, so that, to the extent, practicable, the Beneficiary whenever may, and the Trustee upon the direction by the Beneficiary will, negotiate any such assets without the consent or signature from the Grantor or any other person or entity. The Grantor shall give all notices and take all actions as the Trustee deems appropriate in order to cause payments due or that become due on any asset within the Trust Account to be paid to the Trustee. The Grantor shall not make or consent to any waiver, amendment or restriction on transfer with respect to any Asset in the Trust Account, in each case without the Beneficiary’s prior written consent.

2. Withdrawal of Assets from the Trust Account.

(a)	Without notice to or the consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw Assets from the Trust Account, upon written notice to the Trustee (“Withdrawal Notice”). The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets.

(b)	Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice, and shall deliver such Assets to or for the account of the Beneficiary, or such Designee as specified in such Withdrawal Notice.

(c)	The Grantor may seek approval from the Beneficiary to withdraw Assets from the Trust Account. Upon approval of the Beneficiary, whose approval shall not be unreasonably withheld, the Beneficiary shall instruct the Trustee to transfer such Assets to the Grantor. Subject to paragraph (a) of this Section 2 and to Section 3 of this Agreement, in the absence of a Withdrawal Notice the Trustee shall allow no withdrawal or substitution of any Asset from the Trust Account.

3. Redemption, Investment and Substitution of Assets.

(a)	The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b)	The Beneficiary authorizes the Trustee to invest in, and accept substitutions of, Assets within the Trust Account that may, from time to time, be requested by Grantor or its designated investment advisor, provided that such investments and substitutions fall within the specific categories of investments described in Exhibit B hereto. The Trustee shall determine that the requested investments and substitutions are at least equal in market value to the Assets withdrawn prior to executing any such request by the Grantor.

(c)	All investments and substitutions of securities referred to in Sections 3(b), above, shall be in compliance with the relevant provisions of the New York Insurance Law, as set forth in the definition of “Eligible Securities” in Section 11 of this Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order.” The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(d)	When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(e)	Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by the Trust Account.

4. The Income Account.

The interest and dividends generated by the Assets in the Trust Account shall be the property of the Grantor, and shall be promptly forwarded to the Grantor upon receipt by the Trustee, paid to the Grantor’s Income Account (as defined herein), or credited to another account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee. All such payments shall be posted and credited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 8 of this Agreement, if any, in a separate account established in the name of the Grantor (the “Income Account”). This Income Account shall be maintained for the Grantor’s sole benefit at an office of the Trustee in New York City. Any interest or dividend automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose.

5. Right to Vote Assets.

The Trustee shall forward all annual stockholder reports and all proxies and proxy materials relating to all Assets in the Trust Account to the Grantor. The Grantor shall have the full and unqualified right to vote any Assets in the Trust Account. The Grantor agrees that it will warrant and defend the title of the Assets, and the interest of the Beneficiary and the Trustee herein against all claims of all persons.

6. Corporate Actions.

Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Grantor’s ownership of Eligible Securities, the Grantor or its designee shall be responsible for making any decisions relating thereto and for directing the Trustee to act. The Trustee shall notify the Grantor or its designee of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository, etc. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantor or its designee. Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.

7. Additional Rights and Duties of the Trustee.

(a)	The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.

(b)	Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any Person other than the Trustee in accordance with the terms of this Agreement.

(c)	The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company and the Participants Trust Company. The Trustee shall have no liability whatsoever for the action or inaction of any depositary or for any losses resulting from the maintenance of Eligible Securities with a depositary. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(d)	The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(e)	The Trustee shall keep full and complete records of the administration of the Trust Account in accordance with all applicable law. The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the end of each calendar month, but in no event later than seven (7) business days after the month end, which shall include the market value of such Assets as of the end of the calendar month. The statement shall be provided in an electronic format reasonably accessible to the Company and the Grantor.

(f)	Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(g)	Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers of the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions from (i) any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact, or (ii) any officer of the Grantor or Beneficiary.

(h)	The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own negligence, willful misconduct or lack of good faith.

(i)	No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.

(j)	Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee, be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(k)	The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(l)	The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(m)	The Trustee shall notify the Grantor and Beneficiary in writing of any payment default occurring as to any Assets within three (3) business days after Trustee receives notice of such default. In the event of a delinquency of a timely payment in regard to any of the Assets, the Trustee shall inform the Grantor and the Beneficiary immediately upon Trustee’s receipt of notice of such delinquency.

8. The Trustee’s Compensation, Expenses, etc.

(a)

The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account and deposited into the Income Account as provided in Section 4 of this Agreement. The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities and Grantor payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b)	No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

9. Resignation or Removal of the Trustee.

(a)	The Trustee may resign at any time by giving not less than 90 days’ written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the delivery of not less than 90 days’ written notice of removal to the Trustee, executed by both the Grantor and the Beneficiary. Such resignation or removal shall become effective on the appointment of a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

(b)	Upon receipt by the proper Parties of the Trustee’s notice of resignation or a notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System and a Qualified United States Financial Institution as specified by the Securities Valuation Office of the National Association of Insurance Commissioners or any successor organization or regulatory agency having similar duties, or chartered in the State of New York, and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

10. Termination of the Trust Account.

(a)	The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).

(b)

Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary, the Grantor and the New York Insurance Department of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination

Notice is given; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c)	On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

11. Definitions.

Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.

The term “Beneficiary” shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of 10% or more of the voting securities of a corporation.

The term “Eligible Securities” shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender, including those issued by the Trustee, and securities, including securities issued by the Trustee, representing investments of the types specified in subsections (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary.

The term “Person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.

The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

12. Governing Law; Etc.

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Party hereby waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement. Each Party consents to the jurisdiction of any state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.

Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as the Trustee may select.

13. Successors and Assigns.

This Agreement shall extend to and shall be binding upon the Parties hereto and their respective successors and assignees; provided, that without the prior written consent of the other Parties hereto, no Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as relates to a successor Trustee, expressly permitted by Section 9 of this Agreement.

14. Severability.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

15. Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

16. Amendments.

This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.

17. Notices, etc.

Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by facsimile or other electronic media, or (iii) in the case of mail delivery, upon receipt by the addressee by use of a national overnight delivery service and (b) when addressed as follows:

If to the Grantor:

Union Fidelity Life Insurance Company

251 North Illinois Street, Suite 800

Indianapolis, Indiana 46204-1953

Attention: General Counsel

Facsimile: (317) 536-3897

If to the Beneficiary:

Genworth Life Insurance Company of New York

6610 W. Broad Street

Richmond, Virginia 23230

Attn: General Counsel

Facsimile: (804) 281-6005

If to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street

27th Floor, MS: NYC60-2710

New York, New York 10005

Attention: Jennifer Davis

Facsimile: (732) 578-4593

Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary’s approval of the Grantor’s authorization to substitute Assets and to the termination of the Trust Account shall be in writing and may be made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media.

18. Headings.

The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

19. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

20. USA PATRIOT Act.

The Grantor and Beneficiary hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and Beneficiary. Accordingly, prior to opening the Trust Account hereunder, the Trustee will ask the Grantor and Beneficiary to provide certain information including, but not limited to, the Grantor’s and Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each of the Grantor and Beneficiary agrees that the Trustee cannot open the Trust Account hereunder unless and until the Trustee verifies the Grantor’s and Beneficiary’s identity in accordance with the Trustee’s CIP.

21. Required Disclosure.

The Trustee is authorized to supply any information regarding the Trust Account and related Assets that is required by any law, regulation or rule now or hereafter in effect. Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

22. Representations.

Each Patty represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such Party enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

UNION FIDELITY LIFE INSURANCE COMPANY,
as Grantor

By:
Name:	Irwin L. Don
Title:	Vice President

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK,
as Beneficiary

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

List of Assets Deposited in the Trust Account

(to be provided after execution of Agreement and funding of Trust Account)

EXHIBIT B

Specific Categories of Assets for Investments and Substitutions - Trust Account

The following specific categories of investments, as provided and defined in NY CLS Ins § 1404, shall be used for investments and/or substitutions of Assets with the Trust Account, pursuant to Section 3(b) of the Trust Agreement:

1. Government Obligations, as are more specifically described in NY CLS Ins § 1404(a)(1);

2. Obligations of American Institutions, as are more specifically described in NY CLS Ins § 1404(a)(2);

3. Preferred or Guaranteed Shares of American Institutions, as are more specifically described in NY CLS Ins § 1404(a)(3);

4. Equity Interests, as are more specifically described in NY CLS Ins § 1404(a)(8);

5. Investment Companies as are more specifically described in NY CLS Ins § 1404(a)(10) provided that, any money market funds used for investments of cash/assets must be NAIC approved and rated AAAm by Standard & Poor’s and Aaa by Moody’s ; and

6. Any other specific categories of investments that may, at some time in the future, be authorized pursuant to NY CLS

Ins § 1404, or any other relevant regulation or statute.

Any amendments to NY CLS Ins § 1404, or any other relevant regulation or statute, which reduces or eliminates any specific categories of Assets available for investment and/or substitution within the Trust Account shall automatically be incorporated into this Exhibit B.

Schedule B

Genworth Life Insurance Company of New York

Union Fidelity Life Insurance Company (“UFLIC”)

UFLIC Notice of Withdrawal of Reinsurer Accreditation with State of New York

2008 Actual and 2009 Estimated Reserve Credit

								Reserve Credit Taken		09/30/09 Modified Coinsurance Reserve	12/31/08 Modified Coinsurance Reserve
NAIC Company Code	Federal ID Number	Effective Date	Name of Company	Location	TMS #	Type of Reinsurance Ceded	12/31/2009 Estimate	09/30/2009 Reserve Credit	12/31/2008 Reserve Credit
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000125	ACOMB/I	196,143,475	199,700,623	210,285,125
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000123	ACO/I	741,725,138	743,635,091	745,876,917
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000125	ACOMB/I	—			97,559,248	93,477,778
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000127	CO/I	972,496,002	939,637,592	873,920,772

NAIC Company Code	Federal ID Number	Effective Date	Name of Company	Location			Unpaid Losses	Unpaid Losses	Unpaid Losses
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000127		10,025,625	9,574,662	7,960,518
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000123		424,681	406,754	220,024

							Paid Losses	Paid Losses	Paid Losses
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000127		5,743,035	5,571,165	5,315,162

							Unearned Premiums	Unearned Premiums	Unearned Premiums
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000127		22,485,366	23,056,743	25,663,943

							Additional Actuarial Reserves
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois			500,000,000	65,000,000	65,000,000

			Sub-Total:				2,449,043,322	1,986,582,631	$1,934,242,481	$97,559,248	$93,477,778

Other Balance Sheet Items:							LAE Reserve	LAE Reserve	LAE Reserve
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000127		5,807,127	5,515,664	4,825,019

							VACARVM	VACARVM	VACARVM
62596	31-0252460	1/1/2004	Union Fidelity Life Insurance Company	Illinois	000125		(1,179,200)	(1,389,029)	(2,111,423)
			Miscellaneous				(6,695,266)	(3,895,769)	(6,160,603)

			Total:				$2,446,975,983	$1,986,813,496	$1,930,795,474	$97,559,248	$93,477,778

Data Source:

12/31/2009 Estimate

Non-Additional Reserves/Other Balance Sheet Items - Based on 2009 Reserve Trend

Additional Actuarial Reserve - Based on Initial Actuarial Assessment

9/30/2009 Actual - Genworth Life Insurance Company of New York Quarterly Statement

Schedule S - Part 2 - Paid and Unpaid Losses

Schedule S - Part 3 - Section 1 - Reserve Credit

Schedule S - Part 3 - Section 2 - Unearned Premiums

Other Balance Sheet Items - Based on 9/30/2009 General Ledger Balances

12/31/2008 Actual - Genworth Life Insurance Company of New York 2008 Annual Statement

Schedule S - Part 2 - Paid and Unpaid Losses

Schedule S - Part 3 - Section 1 - Reserve Credit

Schedule S - Part 3 - Section 2 - Unearned Premiums

Other Balance Sheet Items - Based on 12/31/2008 General Ledger Balances

SCHEDULE C

TRUST VALUATION FILE

The Trust Valuation File shall contain the following information:

Seriatim Asset Listing - This listing includes the following data and valuation fields

Portfolio (= LTC or SSA or VA)

Reinsurer Book Value

Reinsurer Market Value

Trustee Market Value

Fund Short name

Security type Name (DLY)

Lehman Industry Level 3(dly)

Parent Name

Issuer Name

Country of Issuer Code (DLY)

CUSIP

Moody’s Rating

S&P Rating

Rating Low

NAIC Rating

NAIC Rating Number

Maturity Date (DLY)

Next Call Date

Years to Maturity

Book Yield

Coupon Percent

Par

Book Price

Market Value Latest

Accrued Interest

Market Value Latest Price Source

Market Value Latest Date

Unrealized Gain Loss Accounting

Call Indicator

Put Indicator

Sink Indicator

Convertible Indicator

Perpetual Indicator

Private Indicator

Class 144a Code

In Default Indicator (DLY)

1

The valuations provided on this file will be as of the end of the calendar quarter. The Trust adjustment process is to be based on Trustee Market Values.

Substitution Schedule - The valuation of any substitutions permitted under the Agreement will be based on the Trustee Market Values as of the last day of the calendar quarter, which will require the Reinsurer to obtain values from Trustee before remitting the file to the Company.

Asset Addition Schedule - In the event Reinsurer is required to add assets to the New York Trust Account, the asset value for the additions will be as of the last day of the calendar quarter and based on Trustee Market Values.

Withdrawal Request - If Reinsurer makes a withdrawal request, valuation of the withdrawals will be based on values on the last day of the calendar quarter.

2

SCHEDULE D

ADDITIONAL ACTUARIAL RESERVES CALCULATION

Information to be provided by Reinsurer for the calculation of Additional Actuarial Reserves by Company shall include:

1.	Assumption(s) used by Reinsurer in the Illinois CFT

2.	The final asset composition of the Trust including a seriatim asset listing of the trust assets, with the following fields

Portfolio (= LTC or SSA or VA)

CUSIP

Tax lot

Statutory book value

Market value

Par value

Accrued investment income

Coupon rate

Book yield

Effective duration

Average life

Maturity date

Fixed or float indicator

NAIC rating

Moody’s/S&P/Fitch/Internal ratings

Security Class/Group/Type/Subtype

Barclay’s Industry Levels 1/2/3

Public/Private indicator

Issuer name

3.	Asset cash flows for the assets in the New York Trust Account, which must be grouped into 3 portfolios that correspond to the 3 product lines, in form to be agreed upon by the Company and Reinsurer.

4.	Certification from Reinsurers Asset Managers certifying asset cash flows in form to be agreed upon by the Company and the Reinsurer.

1